UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017 (August 7, 2017)

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor’s Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 7, 2017, Vantiv, Inc. (the “Company”) entered into a transaction agreement with Fifth Third Bank (the “Purchase Agreement”) pursuant to which Fifth Third Bank has agreed to exercise its right to exchange 19,790,000 Class B Units in Vantiv Holding, LLC (“Holding”) for 19,790,000 shares of the Company’s Class A common stock and immediately thereafter, the Company will purchase those newly issued shares of Class A common stock (the “Share Purchase”) directly from Fifth Third Bank at a price of $64.04 per share, the closing share price of the Company’s Class A common stock on the New York Stock Exchange on August 4, 2017. The purchased shares would be cancelled and no longer outstanding following the completion of the Share Purchase. The Share Purchase is conditioned on the Company publishing a firm offer to acquire Worldpay Group plc (“Worldpay”) and is subject to termination, if among other things, the firm offer is not made by August 31, 2017. The Share Purchase will close on the date the firm offer is published or on the following business day. As a result of the Share Purchase, Fifth Third Bank will beneficially own approximately 8.6% of the equity in the Company and Holding and if the acquisition of Worldpay is consummated, Fifth Third will beneficially own 4.9% of the equity interests in the Company and Holding following completion of the acquisition.

    Pursuant to the Purchase Agreement and effective solely if the Company’s acquisition of Worldpay is completed, Section 2.4(b) of the Second Amended and Restated LLC Agreement of Holding will be amended to provide that in the event the Company proposes to engage in new activities requiring Fifth Third Bank to obtain regulatory approval and Fifth Third Bank is not able to obtain the required regulatory approvals or such approvals require a sale by Fifth Third Bank of some or all of its equity interests in the Company or Holding, then either party may require Fifth Third Bank to sell additional equity interests in the Company and Holding (as more fully described in Annex A to the Purchase Agreement).

Additionally, the Company and Fifth Third Bank have agreed in the Purchase Agreement to certain accommodations under the tax receivable agreements between the parties to minimize the effects of the Company’s ownership of a foreign entity and/or foreign operations.

In connection with the Purchase Agreement, the Company also executed an amendment, dated August 7, 2017 (the “Incremental Amendment”), to the Company’s existing credit facility with various financial institutions and their affiliates. The Incremental Amendment contemplates an amendment of the Company’s existing credit facility to, among other things, permit the Company to obtain approximately $1.27 billion of additional seven-year term B loans (which will be used to fund the Share Purchase). The obligations of the lenders party to the Incremental Amendment to provide the increased debt financing contemplated thereunder are subject to limited conditions.

A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit. The Purchase Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Fifth Third, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Fifth Third or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 8.01    Other Information.

TRA Liability

In connection with the Share Purchase, the Company expects to record a liability of approximately $650 million during the quarter ending September 30, 2017 under the tax receivable agreements the Company entered into with Fifth Third Bank at the time of its initial public offering. This approximate liability is based on the closing share price of the Company’s Class A common stock on August 4, 2017 and will not have an impact on the Company’s statements of income.

Firm Offer Extension Announcement

On August 8, 2017, the Company issued an announcement stating that Worldpay has requested, and the U.K. Panel on Takeovers and Mergers has granted, a further extension of the deadline by which the Company is required to either announce a firm intention to make an offer for Worldpay or that it does not intend to make an offer for Worldpay to 5:00pm British Summer Time (12:00pm Eastern Daylight Time) on August 11, 2017. A copy of the announcement is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information furnished on this Form 8-K, including the exhibits attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Transaction Agreement, dated as of August 7, 2017, between the Company and Fifth Third Bank
99.1	Announcement issued on August 8, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: August 8, 2017	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transaction Agreement, dated as of August 7, 2017, between the Company and Fifth Third Bank
99.1	Announcement issued on August 8, 2017

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